Exhibit 99.1

CONTACT:

Michael W. Kaplan

Chief Financial Officer

(714) 414-4003

PACIFIC SUNWEAR ANNOUNCES FIRST QUARTER OPERATING RESULTS;

ISSUES SECOND QUARTER GUIDANCE

COMPARABLE SALES UP 2%

ANAHEIM, Calif., May 22, 2013 — Pacific Sunwear of California, Inc. (NASDAQ: PSUN) (the “Company”), announced today that net sales from continuing operations for the first quarter of fiscal 2013 ended May 4, 2013, were $169.8 million versus net sales from continuing operations of $162.3 million for the first quarter of fiscal 2012 ended April 28, 2012. Comparable store sales for the first quarter of fiscal 2013 increased 2%. The Company ended the first quarter of fiscal 2013 with 638 stores.

On a GAAP basis, the Company reported a loss from continuing operations of $24.2 million, or $(0.35) per diluted share, for the first quarter of fiscal 2013, compared to a loss from continuing operations of $15.2 million, or $(0.22) per diluted share, for the first quarter of fiscal 2012. The loss from continuing operations for the Company’s first quarter of fiscal 2013 included a non-cash loss of $9.3 million, or $(0.13) per diluted share, compared to a non-cash gain of $6.3 million, or $0.09 per diluted share, for the first quarter of fiscal 2012 related to a derivative liability that resulted from the issuance of the Convertible Series B Preferred Stock (the “Series B Preferred”) in connection with the term loan financing the Company completed in December 2011.

On a non-GAAP basis, excluding store closure related charges of $0.2 million and the non-cash loss on the derivative liability of $9.3 million, and using a normalized annual income tax rate of approximately 37%, the Company would have incurred a loss from continuing operations for the first quarter of fiscal 2013 of $9.4 million, or $(0.14) per diluted share, as compared to a loss from continuing operations of $13.5 million, or $(0.20) per diluted share, for the same period a year ago. The 53rd week retail calendar shift contributed $0.03 per share of the $0.06 per share improvement compared to last year.

“After a slower than expected start to the spring selling season, we are pleased with our overall first quarter performance which was led by strength in our women’s business,” said Gary H. Schoenfeld, President and Chief Executive Officer. “This marks our fifth consecutive quarter of positive comps since affecting our real estate restructuring at the end of fiscal 2011. We believe our results continue to validate our core turnaround strategies tied to great brands, on-trend merchandising and re-establishing PacSun’s distinct identity through the creativity, diversity and optimism of the California lifestyle.”

Financial Outlook for Second Fiscal Quarter of 2013

The Company’s guidance range for the second quarter of fiscal 2013 contemplates a non-GAAP (loss) income per diluted share from continuing operations of between $(0.05) and $0.02, compared to $(0.09) in the second quarter of fiscal 2012.

The forecasted second quarter non-GAAP (loss) income from continuing operations per diluted share guidance range is based on the following assumptions:

•	Comparable store sales from flat to 5%;

•	Revenue from $209 million to $219 million;

•	Gross margin rate, including buying, distribution and occupancy, of 28% to 30%;

•	SG&A expenses in the range of $59 million to $61 million;

•	A normalized annual income tax rate of approximately 37%; and

•	An estimated $10 million shift in revenue from the third quarter to the second quarter and a corresponding shift of $0.05 per diluted share as a result of the 53rd week calendar shift.

The Company’s second fiscal quarter of 2013 guidance range excludes the quarterly impact of the change in the fair value of the derivative liability due to the inherently variable nature of this financial instrument.

Discontinued Operations

In accordance with applicable accounting literature and consistent with the Company’s financial statement presentation in its fiscal 2012 annual report, the Company has reclassified the results of operations of its closed stores as discontinued operations for all periods presented, as applicable.

Derivative Liability

In fiscal 2011, as a result of the issuance of the Series B Preferred in connection with the Company’s $60 million senior secured term loan financing with an affiliate of Golden Gate Capital, the Company recorded a derivative liability equal to approximately $15.0 million, which represents the fair value of the Series B Preferred upon issuance. In accordance with applicable U.S. GAAP, the Company has marked this derivative liability to fair value through earnings and will continue to do so on a quarterly basis until the shares of Series B Preferred are either converted into shares of the Company’s common stock or until the conversion rights expire (December 2021). The Company’s second fiscal quarter of 2013 earnings guidance excludes the quarterly impact of the change in the fair value of the derivative liability due to the inherently variable nature of this financial instrument.

About Pacific Sunwear of California, Inc.

Pacific Sunwear of California, Inc. and its subsidiaries (collectively, “PacSun” or the “Company”) is a leading specialty retailer rooted in the action sports, fashion and music influences of the California lifestyle. The Company sells a combination of branded and proprietary casual apparel, accessories and footwear designed to appeal to teens and young adults. As of May 22, 2013, the Company operates 639 stores in all 50 states and Puerto Rico. PacSun’s website address is www.pacsun.com.

The Company will be hosting a conference call today at 4:30 p.m. Eastern time to review the results of its first fiscal quarter. A telephonic replay of the conference call will be available, beginning approximately two hours following the call, for one week and can be accessed in the United States and Canada at (855) 859-2056 or internationally at (404) 537-3406; passcode: 70804135. For those unable to listen to the live Web broadcast or utilize the call-in replay, an archived version will be available on the Company’s investor relations website through midnight, August 28, 2013.

About Non-GAAP Financial Measures

This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles, please see the accompanying table titled “Reconciliation of Selected GAAP Measures to Non-GAAP Measures” and the section following such table titled “About Non-GAAP Financial Measures.”

Pacific Sunwear Safe Harbor

This press release contains “forward-looking statements” including, without limitation, the statements made by Mr. Schoenfeld in the fourth paragraph and the statements made by the Company under the heading “Financial Outlook for Second Fiscal Quarter of 2013.” In each case, these statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company intends that these forward-looking statements be subject to the safe harbors created thereby. These statements are not historical facts and involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Uncertainties that could adversely affect the Company’s business and results include, among others, the following factors: increased sourcing and product costs; adverse changes in U.S. and world economic conditions generally; adverse changes in consumer spending; changes in consumer demands and preferences; adverse changes in same-store sales; higher than anticipated markdowns and/or higher than estimated selling, general and administrative costs; currency fluctuations; competition from other retailers and uncertainties generally associated with apparel retailing; merchandising/fashion risk; lower than expected sales from private label merchandise; reliance on key personnel; economic impact of natural disasters, terrorist attacks or war/threat of war; shortages of supplies and/or contractors as a result of natural disasters or terrorist acts, which could cause unexpected delays in store relocations, renovations or expansions; reliance on foreign sources of production; and other risks outlined in the Company’s filings with the Securities and Exchange Commission (“SEC”), including but not limited to the Company’s Annual Report on Form 10-K for the fiscal year ended February 2, 2013, and subsequent periodic reports filed with the SEC. Historical results achieved are not necessarily indicative of future prospects of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company assumes no obligation to update or revise any such forward-looking statements to reflect events or circumstances that occur after such statements are made. Nonetheless, the Company reserves the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this press release. No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.

PACIFIC SUNWEAR OF CALIFORNIA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share data)

	First Quarter Ended
	May 4, 2013	April 28, 2012
Net sales	$169,838	$162,263
Gross margin	42,705	38,117
SG&A expenses	53,815	55,945

Operating loss	(11,110)	(17,828)
Loss (gain) on derivative liability	9,290	(6,333)
Interest expense, net	3,547	3,309

Loss from continuing operations before income taxes	(23,947)	(14,804)
Income tax expense	234	360

Loss from continuing operations	(24,181)	(15,164)
Loss from discontinued operations, net of tax	—	(459)

Net loss	$(24,181)	$(15,623)

Loss from continuing operations per share:
Basic and diluted	$(0.35)	$(0.22)

Loss from discontinued operations per share:
Basic and diluted	$—	$(0.01)

Net loss per share:
Basic and diluted	$(0.35)	$(0.23)

Weighted-average shares outstanding:
Basic and diluted	68,242	67,583

PACIFIC SUNWEAR OF CALIFORNIA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	May 4, 2013	February 2, 2013	April 28, 2012
ASSETS
Current assets:
Cash and cash equivalents	$17,658	$48,733	$21,595
Restricted cash	—	—	305
Inventories	103,671	90,681	103,869
Prepaid expenses	14,863	12,815	18,837
Other current assets	3,016	2,912	6,555

Total current assets	139,208	155,141	151,161
Property and equipment, net	118,442	124,793	144,240
Other long-term assets	33,466	33,878	35,643

Total assets	$291,116	$313,812	$331,044

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$47,321	$49,993	$41,764
Other current liabilities	68,017	63,641	57,028

Total current liabilities	115,338	113,634	98,792
Deferred lease incentives	13,342	14,401	16,990
Deferred rent	15,937	16,133	16,566
Long-term debt	79,937	79,570	74,181
Other long-term liabilities	25,715	25,714	26,273

Total liabilities	250,269	249,452	232,802
Total shareholders’ equity	40,847	64,360	98,242

Total liabilities and shareholders’ equity	$291,116	$313,812	$331,044

PACIFIC SUNWEAR OF CALIFORNIA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Fiscal Year Ended
	May 4, 2013	April 28, 2012
Cash flows from operating activities:
Net loss	$(24,181)	$(15,623)
Depreciation and amortization	6,808	8,746
Asset impairment	861	1,489
Non-cash stock-based compensation	994	812
Amortization of debt discount	517	412
Loss on disposal of property and equipment	26	65
Loss (gain) on derivative liability	9,290	(6,333)
Changes in operating assets and liabilities:
Inventories	(12,990)	(15,129)
Accounts payable and other current liabilities	(2,896)	(1,319)
Other assets and liabilities	(8,133)	(4,477)

Net cash used in operating activities	(29,704)	(31,357)
Cash flows from investing activities:
Capital expenditures	(1,114)	(4,713)
Restricted cash	—	8,288
Proceeds from insurance settlements	—	653

Net cash (used in) provided by investing activities	(1,114)	4,228
Cash flows from financing activities:
Payments under credit facility borrowings	—	(1,254)
Principal payments under mortgage borrowings	(140)	(132)
Principal payments under capital lease obligations	(125)	(196)
Proceeds from exercise of stock options	8	—

Net cash used in financing activities	(257)	(1,582)

Net decrease in cash and cash equivalents	(31,075)	(28,711)
Cash and cash equivalents, beginning of period	48,733	50,306

Cash and cash equivalents, end of period	$17,658	$21,595

PACIFIC SUNWEAR OF CALIFORNIA, INC.

SELECTED STORE OPERATING DATA

	May 4, 2013	April 28, 2012
Stores open at beginning of year	644	733
Stores opened during the period	1	1
Stores closed during the period	(7)	(5)

Stores open at end of period	638	729

	May 4, 2013		April 28, 2012
	# of Stores	Square Footage (000s)	# of Stores	Square Footage (000s)
PacSun Core stores	522	2,036	610	2,366
PacSun Outlet stores	116	471	119	482

Total stores	638	2,507	729	2,848

PACIFIC SUNWEAR OF CALIFORNIA, INC.

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES

(Unaudited, in thousands, except per share data)

	First Quarter Ended
	May 4, 2013	April 28, 2012
GAAP SG&A expenses	$53,815	$55,945
Store closure charges (gains):
- Asset impairments	—	16
- Lease terminations	198	(45)

Non-GAAP SG&A expenses	$53,617	$55,974

GAAP loss from continuing operations	$(24,181)	$(15,164)
Store closure charges (gains), net of tax:
- Asset impairment	—	10
- Lease terminations	125	(28)
Derivative liability	9,290	(6,333)
Valuation allowance	5,359	7,999

Non-GAAP loss from continuing operations	$(9,407)	$(13,516)

GAAP loss from continuing operations per share	$(0.35)	$(0.22)
Store closure charges (gains), net of tax:
- Asset impairment	—	—
- Lease terminations	—	—
Derivative liability	0.13	(0.09)
Valuation allowance	0.08	0.11

Non-GAAP loss from continuing operations per share	$(0.14)	$(0.20)

Shares used in calculation	68,242	67,583

ABOUT NON-GAAP FINANCIAL MEASURES

The accompanying press release dated May 22, 2013, contains non-GAAP financial measures. These non-GAAP financial measures include non-GAAP SG&A expenses, non-GAAP loss from continuing operations and non-GAAP loss from continuing operations per share for the first quarters of fiscal 2013 and 2012, respectively, and non-GAAP loss from continuing operations per share guidance for the second quarter of fiscal 2013. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same names and may differ from non-GAAP financial measures with the same or similar names that are used by other companies. The Company computes non-GAAP financial measures using the same consistent method from quarter to quarter and year to year. The Company may consider whether other significant items that arise in the future should be excluded from the non-GAAP financial measures. The Company has excluded the following items from all of its non-GAAP financial measures:

•	Store closure charges (gains)

•	Derivative liability

•	Valuation allowance

The Company believes that these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s operating results primarily because they exclude amounts that are not considered part of ongoing operating results when planning and forecasting and when assessing the performance of the organization, individual operating segments or its senior management. In addition, the Company believes that non-GAAP financial information is used by analysts and others in the investment community to analyze the Company’s historical results and in providing estimates of future performance and that failure to report these non-GAAP measures, could result in confusion among analysts and others and create a misplaced perception that the Company’s results have underperformed or exceeded expectations.